United States Securities And Exchange Commission
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  November 22, 2010
(November 22, 2010)

ISORAY, INC.
(Exact name of registrant as specified in its charter)

Minnesota	001-33407	41-1458152
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

350 Hills Street, Suite 106, Richland, Washington 99354
 (Address of principal executive offices) (Zip Code)

(509) 375-1202
(Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  Entry into a Material Definitive Agreement.

On November 22, 2010, IsoRay, Inc., a Minnesota corporation (the "Company"), entered into a Securities Purchase Agreement (the "Agreement") with a certain purchaser identified on the signature pages thereto (the "Buyer").  Pursuant to the terms of the Agreement, the Company will sell (the "Offering") to the Buyer, in a registered offering, an aggregate of 2,250,000 shares of the Company's common stock, par value $0.001 per share (the "Shares").  As part of the transaction, the Buyer will also receive four series of warrants (collectively, the "Warrants") - (i) Series A Warrants in an amount equal to $500,000 divided by the lower of $1.50 and 90% of the average of the 3 lowest volume weighted average prices out of the 15 trading days preceding the exercise date (with a floor of $0.75 for a maximum of 666,667 shares of common stock issuable upon exercise of the Series A Warrants); (ii) Series B Warrants in an amount equal to 25% of the number of shares of common stock issued at the Closing, or Series B Warrants exercisable for 562,500 shares of common stock; (iii) Series C Warrants in an amount equal to 125% of the number of shares of common stock issued at the Closing, or Series C Warrants exercisable for 2,812,500 shares of common stock; and (iv) Series D Warrants in an amount equal to 125% of the number of shares of common stock issued at the Closing, or Series D Warrants exercisable for 2,812,500 shares of common stock but the Series D Warrants will only be exercisable to the extent that any of the Series C Warrants may not be exercised due to NYSE AMEX shareholder approval requirements limiting the number of overall below-market securities issuable to no greater than 4,418,026 shares of common stock.  As a result of this limitation, the total number of Series A, B and C Warrants that may be issued will not exceed Warrants exercisable for an aggregate of 2,168,026 shares of common stock, and Series D Warrants are expected to be issued to purchase 1,873,641 shares of common stock, assuming the Series A Warrants are exercisable for the maximum number of shares of common stock.

The exercise price of each of the Series A, B and C Warrants will be equal to the lower of (i) $1.50 and (ii) 90% of the average of the 3 lowest volume weighted average prices out of the 15 trading days preceding the exercise date, but in no event will the exercise price of the Series A Warrants be less than $0.75 per share.  The Warrants will have terms varying from ninety days from the Offering closing date for the Series A Warrants to six months from the Offering closing date for the Series B Warrants to five years from the initial exercisability date for the Series C and D Warrants.  The Series A, B and C Warrants will be immediately exercisable following the closing of the Offering.  The Series D Warrants will not be exercisable until six months after the Closing and will have an exercise price equal to $1.56.

The Shares will be issued pursuant to the Company's shelf registration statement (the "Registration Statement") on Form S-3 (File No. 333-162694), which became effective on November 13, 2009, and a prospectus supplement to be filed on November 24, 2010.

By letter agreement dated October 27, 2010, LifeTech Capital, a division of Aurora Capital, LLC, acted as placement agent in connection with the placement of the securities in this offering.  LifeTech will receive a cash fee of 5% of the gross proceeds received under the Offering (excluding proceeds received on the exercise of C or D Warrants), and will also receive warrants to purchase 3% of the common stock sold  in the Offering and 3% of the Series A, B and C Warrants exercised at any time, which warrants issued to LifeTech  shall not be exercisable for six months following the closing, shall have a five year term, and an exercise price of $1.56 per share.

The Series A warrants will be eligible to be exercised at the option of the Company beginning on the 75th day after issuance and ending on the 90th day after issuance subject to the exercise price being above $0.75 for the 15 day period prior to expiration and to meeting other equity conditions.

All of the Series B warrants and 562,500 of the Series C warrants will be eligible to be exercised at the option of the Company at any time on or before 6 months after their issuance provided the common stock is trading at or above $2.45 for 20 cumulative trading days and to meeting other equity conditions.

After payment of expenses, management believes that the net proceeds to the Company of the common stock sold in the Offering will be approximately $2,000,000 if all offered shares are sold.  As the warrants are exercised, the Company will receive additional proceeds that are indeterminable at this time as the exercise prices for the warrants are subject to change based on the market price of the stock at the time of exercise.

IsoRay anticipates using a portion of the net proceeds from the financing to fund working capital and its new applications for its Cesium-131 technology to treat lung, head and neck, breast and brain cancers.

The Company has also agreed to reimburse LifeTech and the Buyers for certain expenses incurred in connection with entering into the Agreement and has provided LifeTech and the Buyers with customary indemnification rights.

On November 22, 2010, the Company issued a press release announcing the Offering, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The foregoing summaries of the offering, the securities to be issued in connection therewith, the Agreement and the form of Warrants do not purport to be complete and are qualified in their entirety by reference to the definitive transaction documents, copies of which are attached as exhibits to this Current Report on Form 8-K. The Agreement contains representations and warranties that the parties made solely for the benefit of each other, in the context of all of the terms and conditions of the Agreement. Accordingly, other investors and stockholders may not rely on such representations and warranties. Furthermore, such representations and warranties are made only as of the date of the Agreement. Information concerning the subject matter of such representations and warranties may change after the date of the Agreement, and any such changes may not be fully reflected in the Company's reports or other filings with the SEC.

A copy of the opinion of Keller Rohrback, PLC, relating to the legality of the securities to be issued in the Offering is expected to be filed via amendment to this Current Report concurrent with the filing of the prospectus supplement.

ITEM 9.01  Financial Statements and Exhibits.

(d)	Exhibits

4.22	Form of Series A, B and C Warrant

4.23	Form of Series D Warrant

10.62	Letter Agreement between IsoRay, Inc. and LifeTech Capital, a division of Aurora Capital, LLC, dated October 27, 2010

10.63	Form of Securities Purchase Agreement by and among IsoRay, Inc. and the signatories thereto, dated November 22, 2010

10.64	Form of Lock-Up Agreement

99.1	Press Release of IsoRay, Inc., dated November 22, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  November 22, 2010

IsoRay, Inc., a Minnesota corporation

By:	/s/ Dwight Babcock
Dwight Babcock, Chairman and CEO